Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)      Registration Statement (Form S-8 No. 333-64442) pertaining to the Employee Stock Purchase Plan of Chicago Bridge & Iron Company N.V.,
(2)      Registration Statement (Form S-8 No. 333-87081) pertaining to the 1999 Long-Term Incentive Plan of Chicago Bridge & Iron Company N.V.,
(3)      Registration Statement (Form S-8 No. 333-39975) pertaining to the Employee Stock Purchase Plan (1997) of Chicago Bridge & Iron Company N.V.,
(4)      Registration Statement (Form S-8 No. 333-24443) pertaining to the Management Defined Contribution Stock Incentive Plan of Chicago Bridge & Iron Company N.V.,
(5)      Registration Statement (Form S-8 No. 333-24445) pertaining to the Long-Term Incentive Plan of Chicago Bridge & Iron Company N.V.,
(6)      Registration Statement (Form S-8 No. 333-33199) pertaining to the Savings Plan of Chicago Bridge & Iron Company N.V.,
of our reports dated May 25, 2006, with respect to the consolidated financial statements and schedule of Chicago Bridge & Iron Company N.V., management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Chicago Bridge & Iron Company N.V., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.
/s/ Ernst & Young LLP
Houston, Texas
May 25, 2006